mansouniaguinea

24th January 2018

Blox, Inc. Announces Assay Results from Outcrop Sampling

Blox, Inc. (OTCQB: BLXX) "**Blox**" or "the **Company**" is pleased to provide an exploration update from its Mansounia Gold Project ("**MGP**") in Guinea, West Africa.

Highlights

- Sampling of oxidized outcrops at South-Central Mansounia at the Mansounia Gold Project in Guinea returned significant results, including:
  - **Man002** **0.98g/t** in weathered breccia
  - **Man003** **3.04g/t** in weathered granitoid
  - **Man007** **0.49g/t** in intensely weathered breccia
  - **Man012** **1.03g/t** in weathered brecciated granitoid with iron-oxide rich quartz veins

- Plans are underway to undertake auger drilling to the south of the currently drilled Mansounia resource, over the region where the above outcrop samples were taken. Reverse circulation (RC) and Aircore drilling is planned, based on the results of the auger geochemical sampling program.

Trevor Pickett, Blox, Inc. CEO said, "Scout outcrop sampling has returned very encouraging results, highlighting the potential at Mansounia, not only at the currently defined resource in the north of the license area but also the under-explored central and southern areas. We are currently developing a comprehensive exploration program to fully test the potential of the Mansounia property."

Overview

Independent geological consulting group, Scott-Taylor Ltd., was engaged by Blox to undertake a thorough site visit as part of the process of further examining the economic potential of the property. Scott-Taylor Ltd. undertook a field visit to the Mansounia Gold Project to focus on areas where significant outcrops exist, in addition to the verification of collar locations for selected previously drilled RC and Diamond holes. Refer to **Figure 1** for the project location in Guinea.

The deep weathering and extensive lateritic cover has resulted in limited outcrop of Birimian lithologies within the project area. Reconnaissance mapping located outcrops of weathered brecciated granitoid, volcanosedimentary and metasedimentary lithologies. A number of outcrops with extensive quartz veining were identified, particularly within the brecciated granitoid and were sampled.


TABAKOTO
BAMAKO
GUINEA BISSAU
BISSAU
LERO
SIGUIRI
KOSSANKE
CELEIN
KOMANA
KALANA
GUINEA
Dinguraye
KOUROUSSA
Kouroussa
Kankan
Atlantic
Ocean
Fria
Boffa
Mamou
Kindia
MANSOUNIA
DION KOULAI
Odienne
CONAKRY
BALATINDI
Port Loco
Makeni
Lunsar
SIERRA LEONE
FREETOWN
Bo
LIBERIA
MONROVIA
200km
Past Production Resources and Reserves >1 Million Oz
Past Production Resources and Reserves <1 Million Oz

Figure 1: A map of Guinea showing the Mansounia Gold Project location as a red star.

Previous structural analysis has identified a number of target areas for further exploration. The rock chip samples reported in this new release are located with target area 5, as shown in **Figure 2**.


Mansounia Project
1.29M Oz Au
Resource (1)
Areas of Interest
1
2
3
4
5
6
7
8
9
10
11
12
5km
1150000Y
1145000Y
1140000Y
1135000Y
405000X
410000X
415000X

***Figure 2**: Mansounia Project: Current target areas.*

Results

In total, 15 samples were collected for assays during the field visit. Four samples returned gold grades from 0.49g/t to 3.04g/t as shown in **Table 1.**

Table 1: Assays for Mansounia field samples.

Sample ID	Eastings	Northing	RL	Au (ppm) 1	Au (ppm) 2
Man002	415153	1141509	424	1.03	0.92
Man003	415155	1141509	424	3.08	3.00
Man007	415172	1141545	441	0.49	0.48
Man012	415103	1141596	419	1.04	1.02

Figure 3 below shows images of breccia outcrops and oxidized zones sampled for assays.



Figure 3: Oxidized zone of brecciated granitoid outcrop (breccia texture obliterated on surface), (left) and brecciated granitoid outcrop (right).

Discussion

The most encouraging aspect of the assay results from the outcrop samples is the fact that these samples are located approximately five kilometers south of the Mansounia resource area and indicate that gold mineralization occurs to the south of the currently identified Mansounia deposit. These outcrop sampling assays are very encouraging and warrant further exploration to unlock the full potential of the Mansounia license area.

A program to commence auger drilling to the south of the currently drilled Mansounia resource, including the area where the rock chip samples were collected, is scheduled for the first quarter of 2018. In the event of positive results from the auger drilling program, it is anticipated that RC and Aircore drilling will then be carried out to follow up any identified geochemical anomalies identified by the auger drilling program.

Forward Looking Statement Disclaimer

This press release may present "forward-looking statements" within the meaning of applicable securities legislation that involve inherent risks and uncertainties. Forward-looking statements include, but are not limited to, statements with respect continuing the economic re-assessment of our assets in Guinea and Ghana, or potentially moving into production in the medium term. Generally, these forward-looking statements can be identified by the use of forward looking terminology such as "plans", "expects" or "does not expect", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates" or "does not anticipate", or "believes", or variations of such words and phrases or state that certain actions, events or results "may", "could", "would", "might" or "will be taken", "occur" or "be achieved".

Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of Blox, Inc. or the combined company to be materially different from those expressed or implied by such forward looking statements, including but not

limited to: risks related to international operations, risks related to the integration of acquisitions; risks related to joint venture operations; actual results of current exploration activities; actual results of current or future reclamation activities; conclusions of economic evaluations; changes in project parameters as plans continue to be refined; future prices of gold and other minerals and metals; possible variations in ore reserves, grade or recovery rates; failure of equipment or processes to operate as anticipated; accidents, labour disputes and other risks of the mining industry; and delays in obtaining governmental approvals or financing or in the completion of development or construction activities.

Although management and officers of Blox, Inc. believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions and have attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. Blox, Inc. does not undertake to update any forward-looking statements that are incorporated by reference herein, except in accordance with applicable securities laws.

Qualified Person Statement

The information in this report that relates to the Exploration Results, Mineral Resources and Ore Reserves is based on information compiled by Daniel Amoakoh, who is a member of the American Institute of Professional Geologists and the Society for Mining, Metallurgy and Exploration. Daniel Amoakoh has more than 5-years experience relevant to the style of mineralization and type of deposits under consideration and to the activity being undertaken to qualify as a Qualified Person as defined by the National Instrument 43-101. Daniel Amoakoh is a full-time consulting geologist of Blox, Inc. Mr. Amoakoh holds stocks in Blox, Inc. and consents to the inclusion of information in this report, based in the form and context in which it appears.

Aspects pertaining to historical Mineral Resource Estimates on Northern Mansounia were prepared and first disclosed under the JORC Code 2004 by Runge Consultants 2009. Runge also prepared Mineral Resource Estimates for Southern Mansounia in 2012. Except where noted, it has not been updated since to comply with the JORC Code 2012 on the basis that the information has not materially changed since it was last reported.

On behalf of the Board of Directors,

Mr. Trevor Pickett, Interim Chief Executive Officer

For further information, please contact:
tpickett@bloxinc.com